Exhibit 99.1

For Immediate Release

For Information Contact:
Kristi Emerson
eCollege
303.915.9574
kristie@eCollege.com

eCollege (SM) Announces 2004 Student Enrollment Projections

Projections are Consistent with the Company’s 2004 Financial Guidance

DENVER – February 23, 2004 – eCollege (SM) [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education market , today announced its 2004 student enrollment projections . The projections are in addition to and consistent with the Company’s 2004 financial guidance provided in January.

eCollege expects the total number of 2004 student enrollments supported by its eLearning Division to be approximately 1.2 million, including approximately 460,000 distance enrollments and approximately 760,000 on-campus and hybrid enrollments. For the spring academic term, eCollege expects the total number of student enrollments to be approximately 560,000, including approximately 210,000 distance enrollments.

"We are very pleased with our enrollment growth as 2004 projections continue to follow our strong trends," said Oakleigh Thorne, chairman and CEO of eCollege. "Our distance enrollment growth is very consistent year after year, and we believe the significant increase in on-campus enrollments is testament to the quality of our products and services as we see many of our large distance customers adopt our solutions on an enterprise-wide basis."

The 2004 total enrollment estimates for the full year represent approximately 91 percent growth over the 2003 enrollments of approximately 627,000. The 2004 distance enrollment estimates for the full year represent approximately 40 percent growth over the 2003 distance enrollments of approximately 327,000.

About eCollege
eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education markets. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education. eCollege was founded in 1996 and is headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com .

This news release contains statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the securities laws. Examples of these forward-looking statements would include statements about expected future enrollments and any other statements that are not historical facts. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: the possibility that we may not be able to achieve continued enrollment growth or profitability, or maintain current levels of revenue; the possibility that our large distance customers may not continue to adopt our solutions on an enterprise-wide basis; the difficulty in predicting future growth due to the undeveloped and rapidly changing market for our products and services; we operate in a highly competitive market; the market for online learning in higher education is in an early stage and may not continue to develop; our customers’ ability to continue to build and grow their online programs; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services ; the possibility that we many not be able to raise additional capital on acceptable terms; the use in these estimates of preliminary allocations of the assets acquired and liabilities assumed from Datamark and the possibility that the Datamark operations could be disruptive to our existing business, may not be successfully integrated, and may not live up to financial or business expectations and the additional debt incurred increases our leverage and fixed debt service obligations; and such other factors as are discussed in our most recent Form 10-Q Quarterly Report filed with the U.S. Securities and Exchange Commission ("SEC"), which you are encouraged to review in connection with this release. We believe that these forward-looking statements are reasonable, however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

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